SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of report (Date of earliest event reported): December 1, 2005


                         CURATIVE HEALTH SERVICES, INC.
             (Exact name of registrant as specified in its charter)


           Minnesota                  000-50371               51-0467366
(State or other jurisdiction of      (Commission           (I.R.S. Employer
 incorporation or organization)      File Number)          Identification No.)


                               61 Spit Brook Road
                           Nashua, New Hampshire 03060
               (Address of principal executive offices) (zip code)


                                 (603) 888-1500
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)

                          ----------------------------

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240




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Item 1.01         Entry into a Material Definitive Agreement.

         On December 1, 2005, Curative Health Services, Inc. and certain of its subsidiaries (the "Company") entered into an Asset Purchase Agreement
(the "Agreement") to sell certain assets, properties and rights to ProCare Pharmacy, Inc. and ProCare Pharmacy Direct, Inc. (collectively, "ProCare") for a total cash consideration of $1.75 million.

         Under the Agreement, the Company will sell and ProCare will purchase or assume certain personal property, licenses, permits, contracts, leases and patient files related to the Company's specialty injectable and oral medications business, including Synagis(R) (collectively, the "Purchased Assets"). In addition, ProCare will assume and the Company will no longer be responsible for all liabilities and obligations related to the operation of the specialty injectable and oral medications business and the Purchased Assets arising after the consummation of the sale. The Agreement contains customary representations and covenants of the parties, and includes an agreement by the Company not to engage in the business of providing Synagis(R) in any territory covered by the Purchased Assets for three years after the closing. The Agreement will be filed as an exhibit to the Company's Form 10-K for the fiscal year ended December 31, 2005.

         As previously disclosed on a Form 8-K filed by the Company on June 29, 2005, Critical Care Systems, Inc., a wholly-owned subsidiary of the Company, and PharmaCare Management Services, Inc., ProCare's affiliated pharmacy benefit management company, entered in an Agreement for Pharmacy Services whereby the Company became the preferred provider for specialty home infusion services for PharmaCare's customer base, including providing nutrition support, anti-infective therapies, pain management, immunoglobulin therapy, chemotherapy, hydration therapy and factor products for bleeding disorders. It is anticipated that this Agreement for Pharmacy Services will not be affected by the execution and consummation of the Agreement.

Item 2.05         Costs Associated with Exit or Disposal Activities.

         Upon execution of the Agreement (as defined above in Item 1.01) on December 1, 2005, the Company became committed to a plan under which certain of its branches will close as a result of its sale of the Purchased Assets (as defined above in Item 1.01) to ProCare. Specifically, effective December 2, 2005, the Company's specialty injectable and oral medications business, including Synagis(R), at the following five branches will be transferred to
ProCare:

         Albany, New York
         Lake Charles, Louisiana
         Birmingham, Alabama
         Columbus, Mississippi
         Hurricane, West Virginia



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         The Company anticipates that all of its operations at these branches related to the specialty injectable and oral medications business will cease as of the closing date, December 2, 2005, and all of these branches will be closed within several weeks, except for Columbus, Mississippi, which will be operated by ProCare.

         The Company estimates its costs to terminate property leases at approximately $577,000, costs associated with severances, outsourcing services and vacation payouts at approximately $379,000, miscellaneous costs at approximately $46,000 and equipment write offs of approximately $150,000, for total estimated costs of approximately $1,152,000. Cash expenditures related to these costs are expected to be approximately $1,002,000. The Company expects to record charges related to the closing of these branches in the fourth quarter of 2005.


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                                    SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    CURATIVE HEALTH SERVICES, INC.


Date:  December 5, 2005             By:  /s/ Thomas Axmacher
                                         ___________________________________
                                             Thomas Axmacher
                                             Chief Financial Officer





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